Exhibit 10.2

DATED [●]

ESGL HOLDINGS LIMITED

and

[NAME OF RESTRICTED SHAREHOLDER]

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made on the [●] day of [●]

BETWEEN:

(1)	ESGL HOLDINGS LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands with company number 395568, having its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”, together with its subsidiaries, the “Group”); and

(2)	[NAME OF RESTRICTED SHAREHOLDER], [a [limited company] incorporated under the laws of [place of incorporation], having its registered office at [address] / holder of [[●] passport / identity card number [●]] whose residential address is [address]] (the “Restricted Shareholder”),

(each a “Party” and collectively the “Parties”).

WHEREAS:

(A)	On [●], the Company, the Restricted Shareholder and other holders of ordinary shares in De Tomaso Automobili Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“DTA”), have entered into a share purchase agreement (as may be amended, supplemented or otherwise modified from time to time, the “Share Purchase Agreement”), pursuant to which, among other things, the Company shall purchase the entire issued share capital of DTA from the De Tomaso Shareholders in consideration for the allotment and issuance of the Consideration Shares to the De Tomaso Shareholders.

(B)	In consideration of the Share Purchase Agreement being entered into and to consummate the transactions contemplated thereunder, the parties thereto have agreed that the Restricted Shareholder, being a holder of [●] Consideration Shares upon Closing, shall enter into this Agreement with the Company.

In consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound thereby,

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	Unless otherwise defined in this Agreement or the Share Purchase Agreement, capitalised terms used herein shall have the following meanings:

Lock-up Period	means with respect to the Lock-up Shares, the period commencing from the Closing Date and ending on the date that is [six (6) / twelve (12)] months thereafter, or such longer period as agreed between the Parties;
Lock-up Shares	means any of the Consideration Shares held by the Restricted Shareholder from time to time after Closing; and
Short Sales	include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

1.2	The headings in this Agreement do not affect its interpretation.

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1.3	Where any obligation in this Agreement is expressed to be undertaken or assumed by any Party, that obligation is to be construed as requiring the Party concerned to exercise, to the extent possible, all rights and powers of control over the affairs of any other Person which it is able to exercise (whether directly or indirectly) in order to secure performance of the obligation.

1.4	In this Agreement, unless otherwise indicated:

(a)	each reference to any Schedule shall be deemed to refer to a schedule to this Agreement, and the schedules to this Agreement shall be deemed to form part of this Agreement;

(b)	each reference to, and the definition of, any document shall be deemed to refer to such document as it may be amended from time to time in accordance with its terms;

(c)	each reference to a law or governmental approval shall be deemed to refer to such law or governmental approval as it may be amended from time to time;

(d)	any reference to a Person in any capacity includes a reference to its permitted successors and assigns in such capacity and, in the case of any government entity, any Person succeeding to any of its functions and capacities;

(e)	defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders; and

(f)	the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”.

2.	LOCK-UP

2.1	Subject to Clauses 2.3 and 2.4, the Restricted Shareholder irrevocably agrees that during the Lock-up Period, it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales with respect to any security of the Company.

2.2	In furtherance of the lock-up restriction in Clause 2.1 above, the Company shall:

(a)	place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement; and

(b)	notify its transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct its transfer agent not to process any attempts by the Restricted Shareholder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

2.3	The lock-up restriction in Clause 2.1 shall cease to apply upon the earlier of the expiry of the Lock-up Period and the consummation of any of the following change of control events:

(a)	the sale of all or substantially all of the consolidated assets of the Group to a third-party purchaser;

(b)	a sale resulting in no less than a majority of the voting rights of the Company being held by a Person who did not own a majority of the voting rights of the Company prior to such sale; and

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(c)	except the transactions contemplated under the Share Purchase Agreement, a merger, consolidation, recapitalization or reorganization of the Company with or into a third-party purchaser that results in the inability of the pre-transaction shareholders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

The Company shall notify its transfer agent of the cessation of lock-up restriction as soon as practicable and direct its transfer agent to lift the prohibition on the resale or transfer of Lock-up Shares by the Restricted Shareholder, and shall take all other necessary steps to enable such resale or transfer.

2.4	The lock-up restriction in Clause 2.1 shall not to apply to the following circumstances:

(a)	transfers or distributions to the Restricted Shareholder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to the estates of any of the foregoing;

(b)	transfers by bona fide gift to a member of the Restricted Shareholder’s immediate family or to a trust, the beneficiary of which is the Restricted Shareholder or a member of the Restricted Shareholder’s immediate family for estate planning purposes;

(c)	by virtue of the laws of descent, succession and distribution upon death of the Restricted Shareholder; and

(d)	pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement.

3.	REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party that as at the date of this Agreement:

(a)	such Party has the legal right and full power and authority to enter into, deliver and perform its respective obligations under this Agreement, which when executed will constitute valid and binding obligations on such Party in accordance with the terms of this Agreement; and

(b)	the execution, delivery and performance of such Party’s obligations under this Agreement will not and are not likely to conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such Party is a party or to which the assets or securities of such Party are bound.

4.	NO ADDITIONAL FEES

Other than the consideration specifically referenced herein, the Parties acknowledge and agree that no additional fee, payment or consideration in any form has been or will be paid to the Restricted Shareholder in connection with this Agreement.

5.	NOTICES

5.1	Each notice, demand or other communication given or made under this Agreement shall be in writing and deemed validity given or served if delivered or sent to the Parties at the address or email address set out below (or such other address as a Party has by five (5) Business Days’ prior written notice specified to the other Party).

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The Company:

Address:	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
Email:	[●]
Attention:	[●]

The Restricted Shareholder:

Address:	[●]
Email:	[●]
[Attention:	[●]]

5.2	Any notice, demand or other communication so addressed to the relevant Party shall take effect, in the case of a letter sent by courier, at the time of delivery, or if sent by email, upon the receipt by the sender of the confirmation note indicating that the notice or communication has been sent in full to the recipient’s email address, or such other similar medium of confirmation.

6.	ASSIGNMENT

6.1	None of the rights or obligations under this Agreement shall not be assignable by any Party except with the prior written consent of the other Parties, and in that event, this Agreement shall thereafter be read and construed and shall have the effect as if the assignee were a Party thereto.

6.2	Any purported transfer in contravention of this Clause 6 shall be null and void ab initio. This Agreement shall be binding on and enure to the benefit of the parties thereto and their successors and permitted assigns.

7.	FURTHER ASSURANCES

At any time after the date of this Agreement, the Parties shall, and shall use all commercially reasonable efforts to procure that any necessary third party shall, at the cost of the relevant Party, execute such documents and do such acts and things as a Party may reasonably require for the purpose of carrying into effect or giving to that Party the full benefit of all the provisions of this Agreement and the transactions contemplated hereunder.

8.	REMEDIES

The Parties agree that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the Parties shall be entitled to specific performance or injunctive relief (as appropriate) as a remedy for any breach or threatened breach of this Agreement, in addition to any other remedies available at law or in equity. No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

9.	AMENDMENTS

This Agreement may not be altered, amended, modified, superseded, cancelled or terminated except by an express written agreement duly executed by the Parties which makes specific reference to this Agreement.

10.	WAIVER

No failure of each Party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this Agreement (each a “Right”) will operate as a waiver thereof, nor will any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right. The Rights provided in this Agreement are cumulative and not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

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11.	SEVERANCE

If any provision of this Agreement or part thereof shall be held to be or is rendered void, illegal or unenforceable by any court or any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and it shall in no way affect or prejudice the enforceability of the remainder of such provision or the other provisions of this Agreement.

12.	COUNTERPARTS

This Agreement may be executed and delivered in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by email or electronic transmission) and each counterpart shall be as valid and effectual as if executed as an original.

13.	COSTS

Each Party shall bear its own fees, costs and expenses incurred in relation to the negotiation, preparation, review and/or execution (where applicable) of this Agreement incidental to any of the foregoing.

14.	conflict with sHaRe purchase agreement

To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Share Purchase Agreement, the terms of this Agreement shall prevail.

15.	THIRD PARTY RIGHTS

A Person who is not a Party shall have no rights under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any term of this Agreement.

16.	GOVERNING LAW AND JURISDICTION

15.1	The validity, construction and performance of the terms set out in this Agreement shall be governed by and construed in accordance with the laws of Singapore, without reference to its conflict of laws provisions.

15.2	Any dispute, controversy or claim arising out of or relating to this Agreement shall be subject to the non-exclusive jurisdiction of the courts in Singapore. Each of the Parties hereby irrevocably submits to the non-exclusive jurisdiction of the courts in Singapore.

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IN WITNESS HEREOF this Agreement has been executed by the Parties on the date and year first above written.

SIGNED by	)
QUEK LENG CHUANG	)
for and on behalf of	)
ESGL HOLDINGS LIMITED	)
)
in the presence of:	)

SIGNED by	)
[NAME OF AUTHORISED REPRESENTATIVE]	)
for and on behalf of	)
[NAME OF RESTRICTED SHAREHOLDER]	)
)
in the presence of:	)